                                                                 EXHIBIT 10.12





                               PURCHASE AGREEMENT



                   Sellers: HAROLD M. HERN AND LEOTE M. HERN,
                                      AND
                                VICTOR HEYLIGER

                     Buyer: NATIONAL GAMING COMPANIES, INC.

                     NLC: NATIONAL LODGING COMPANIES, INC.

                        Effective Date: October 31, 1995


           Property: LOTS 34, 35, 36, 37, 38, 39,  AND 40, BLOCK 22,
                          FREMONT (NOW CRIPPLE CREEK),
                       TELLER COUNTY (FORMERLY EL PASO),
                                    COLORADO




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                                     INDEX

                                                                            Page

1.   Sale of Property . . . . . . . . . . . . . . . . . . . . . . . . . .      1

2.   Earnest Money  . . . . . . . . . . . . . . . . . . . . . . . . . . .      1

3.   Purchase Price and Payment . . . . . . . . . . . . . . . . . . . . .      2

4.   Contemporaneous Transactions . . . . . . . . . . . . . . . . . . . .      3

5.   Title Examination  . . . . . . . . . . . . . . . . . . . . . . . . .      3

6.   Sellers' Representations and Warranties  . . . . . . . . . . . . . .      5

7.   Condition of Property  . . . . . . . . . . . . . . . . . . . . . . .      9

8.   Buyer's and NLC's Representations and Warranties . . . . . . . . . .      9

9.   Conditions to Buyer's Obligations  . . . . . . . . . . . . . . . . .     12

10.  Right of Entry . . . . . . . . . . . . . . . . . . . . . . . . . . .     12

11.  Cooperation  . . . . . . . . . . . . . . . . . . . . . . . . . . . .     13

12.  Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     13

13.  Sellers' Closing Documents . . . . . . . . . . . . . . . . . . . . .     13

14.  Buyer's Closing Documents  . . . . . . . . . . . . . . . . . . . . .     14

15.  Closing Costs and Prorations . . . . . . . . . . . . . . . . . . . .     14

16.  Condemnation . . . . . . . . . . . . . . . . . . . . . . . . . . . .     14

17.  Default; Remedies  . . . . . . . . . . . . . . . . . . . . . . . . .     15

18.  Broker's Commission  . . . . . . . . . . . . . . . . . . . . . . . .     15

19.  Mutual Indemnification . . . . . . . . . . . . . . . . . . . . . . .     15

20.  Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     16

21.  Memorandum of Purchase Agreement . . . . . . . . . . . . . . . . . .     16


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22.    Survival . . . . . . . . . . . . . . . . . . . . . . . . . . . .       16

23.    Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . .       16

24.    Captions . . . . . . . . . . . . . . . . . . . . . . . . . . . .       17

25.    Entire Agreement:  Modification  . . . . . . . . . . . . . . . .       17

26.    Binding Effect . . . . . . . . . . . . . . . . . . . . . . . . .       18

27.    Controlling Law  . . . . . . . . . . . . . . . . . . . . . . . .       18

28.    Section 1031 Exchange  . . . . . . . . . . . . . . . . . . . . .       18

29.    Ownership Interests  . . . . . . . . . . . . . . . . . . . . . .       18

                                    EXHIBITS


Schedule 1 -  Personal Property to be Retained by Herns

Exhibit A -   Escrow Agreement

Exhibit B -   Mithun Property Legal Description

Exhibit C -   Survey Certification

Exhibit D-    Memorandum of Purchase Agreement

Disclosure Schedule

                               PURCHASE AGREEMENT


     THIS AGREEMENT is made as of October 31, 1995, (the "Effective Date") between HAROLD M. HERN AND LEOTE M. HERN, husband and wife and VICTOR HEYLIGER, a single person, (hereinafter referred to as "Sellers"), NATIONAL GAMING COMPANIES, INC., a Minnesota corporation ("Buyer") and NATIONAL LODGING
COMPANIES, INC., a Minnesota corporation ("NLC"). The "Effective Date" shall be the date on which this Agreement has been fully executed by all parties.

                              W I T N E S S E T H:

     In consideration of the covenants and provisions hereinafter set forth and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Sellers and Buyer agree as follows:

     1. SALE OF PROPERTY. Subject to the terms and on the conditions hereinafter set forth, Sellers agree to sell to Buyer, and Buyer agrees to buy from Sellers, that certain real property located in the town of CRIPPLE CREEK, in TELLER COUNTY, COLORADO which consists of approximately one half (.5) acres of land, is legally described (subject to verification by title examination and survey), as follows:

            LOTS 34, 35, 36, 37, 38, 39, AND 40, BLOCK 22, FREMONT,
        (NOW CRIPPLE CREEK), TELLER (FORMERLY EL PASO) COUNTY, COLORADO

(the "Land") together with (i) all buildings, fixtures and improvements now or hereafter constructed or located in the Land, including, but not limited to, a building commonly known as the Homestead House (the "Improvements"), (ii) all easements, interests, rights and privileges benefiting or appurtenant to the Land including, but not limited to, all right, title and interest of Sellers in and to any land lying in the bed of any highway, street, alley, road or avenue, existing or proposed, in front of or abutting or adjoining the Land, and all right, title and interest of Sellers in and to any unpaid award for the taking by eminent domain of any part of the Land or the Improvements or for damage thereto, and (iii) all personal property and antiques located in the Homestead House, less certain items to be removed by Sellers set forth on Schedule 1 attached hereto and incorporated herein (collectively the "Property").

     2. EARNEST MONEY. Buyer has delivered One Hundred Thousand Dollars ($100,000.00) in U.S. Federal Funds (the "Earnest Money") to Joseph W. Dicker and Alan C. Eidsness (together, the "Escrow Agent"), with offices at 105 South Fifth Street, Suite 1720, Minneapolis, Minnesota 55402 and 400 Second Avenue South, 1200 Title Insurance Building, Minneapolis, Minnesota 55401, pursuant to that certain Escrow Agreement dated January 17, 1995 by and among Sellers, Buyer, Escrow Agent, 353 Myers Avenue Limited Partnership, a

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

Minnesota limited partnership, and Lewis M. Mithun (the "Escrow Agreement"), a copy of which is attached hereto as Exhibit A. The Earnest Money shall be held and used pursuant to the terms of the Escrow Agreement. Except in the event of Sellers' default under this Agreement (which shall include termination of this Agreement by Buyer pursuant to Section 5(b)(ii)), Twenty-Five Thousand Dollars ($25,000.00) of the Earnest Money shall be nonrefundable to Buyer.

     3. PURCHASE PRICE AND PAYMENT. Buyer shall deliver to Sellers on the date of closing as and for the total purchase price to be paid by Buyer to Sellers for the Property ("Purchase Price") the following:

          (a)  Three Hundred Thousand Dollars ($300,000.00) cash;

          (b) Three Hundred Thousand Dollars ($300,000.00) cash, said amount to pay off the principal balance of that certain promissory note payable to Harold M. Hern by Lewis M. Mithun, dated June 30, 1994, which promissory note may have been assumed by Buyer pursuant to the Mithun Purchase Agreement (as defined in Section 4 below);

          (c) Six Hundred Thousand Dollars ($600,000.00) by delivery to Sellers of two promissory notes ($450,000 and $150,000) fully amortized and payable over a term of ten (10) years, with interest at the rate of eight percent (8%) per annum, secured by first lien deeds of trust as follows:

          (i) Four Hundred Fifty Thousand Dollars ($450,000.00) first lien deed of trust encumbering Lots 28, 29 and 30, Block 22, Fremont (Now Cripple Creek), Teller (Formerly El Paso) County, Colorado; and

          (ii) One Hundred Fifty Thousand Dollars ($150,000.00) deed of trust encumbering only that portion of Lot 34, Block 22, Fremont (Now Cripple Creek), Teller (Formerly El Paso) County, Colorado, upon which the Homestead House is located, which property may be subsequently encumbered by other deeds of trust of Buyer's investors and/or construction lender;

          (d)  50,000 shares of NLC common stock (the "Shares"); and

          (e) Fifty Thousand Dollars ($50,000.00) cash, for all personal property and antiques remaining in the Homestead House.

Except as otherwise provided herein, the Earnest Money and all accrued interest thereon shall be delivered to the Sellers by the Escrow Agent at Closing and shall be credited against the Purchase Price.

     4. CONTEMPORANEOUS TRANSACTIONS. Contemporaneously with the execution of this Purchase Agreement, Lewis M. Mithun, Buyer and NLC are entering into a purchase agreement

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

(the "Mithun Purchase Agreement") to acquire the premises described in Exhibit B attached hereto (the "Mithun Property") and 353 Myers Avenue Limited Partnership, (the "Partnership"), NLC and Buyer are entering into a purchase agreement (the "Jubilee Purchase Agreement") to acquire ownership of Jubilee Casino in Cripple Creek, Colorado ("Jubilee"). The closing on the sale of the Property pursuant to this Purchase Agreement is anticipated to contemporaneously close with (i) the sale to Buyer of the Mithun Property pursuant to the Mithun Purchase Agreement and (ii) the sale to Buyer of Jubilee pursuant to the Jubilee Purchase Agreement.

     5.   TITLE EXAMINATION.  Title Examination will be conducted as follows:

          (a) Title Evidence. Promptly after the Effective Date, Buyer shall be furnished with, or shall obtain the following (collectively, the "Title Evidence"):

               (i) Title Insurance Commitment. At Seller's expense, a commitment for an ALTA Owner's policy of title insurance for the Property dated subsequent to the date hereof (the "Commitment") which shall be issued by Ticor Title Insurance Company (the "Title Company"). The Commitment shall show all exceptions to title including, but not limited to, all covenants, conditions, restrictions, reservations, easements, rights and rights-of-way, liens and other matters of record, and shall include proper searches for bankruptcies, judgments and State and Federal tax liens affecting the Property or Sellers and endorsements for access, zoning, contiguity and such other matters as Buyer may request.

               (ii) Exception Documents.  At Seller's expense, complete and legible copies of all documents or instruments which are listed in the Commitment as affecting the Property (the "Exception Documents").

              (iii) Survey.  At Buyer's expense, an ALTA survey of the Property dated subsequent to the date hereof which shall be certified in the manner set forth on Exhibit C attached hereto by a land surveyor who is registered in the State of Colorado (the "Survey").

               (iv) UCC Searches.  At Seller's expense, a report of UCC Searches for any filings against the Property or Sellers made by a search firm acceptable to Buyer (the "UCC Search").

          (b) Buyer's Objections. Buyer shall be allowed 10 days after receiving the last of the Title Evidence in which to notify Sellers in writing of any objections based on the form of or the matters disclosed by the Title Evidence which renders title unmarketable ("Objections"). Buyer's failure to make Objections within such time period will constitute a waiver of Objections. Any matter shown on such Title Evidence and not objected to by Buyer

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

                    shall be a "Permitted Encumbrance" hereunder. Sellers agree to diligently proceed to cure any Objections. If the Objections are not cured within 30 days after Buyer delivers written notice of the Objections to Sellers, Buyer will have the right to do any of the following:

                    (i)  Waive the Objection; or

                    (ii) Terminate this Agreement by delivering written notice thereof to Sellers, whereupon the Escrow Agent shall immediately return the Earnest Money and all accrued interest thereon to Buyer.

          If, prior to Closing, Buyer learns of any lien or encumbrance against the Property or any other title defect which renders title unmarketable that was not disclosed on the Title Evidence (a "Later Objection"), Sellers shall be obligated to cure such Later Objection within five (5) days after receiving written notice of such Later Objection from Buyer. If Sellers fail to so cure any Later Objection, Buyer shall have the right to take any of the actions specified above in (i) and (ii) of this Subsection 5(b).

          (c) Warranty Deed. At Closing, Sellers shall convey good and marketable title to the Property to Buyer by Warranty Deed subject only to (i) reservation of minerals or mineral rights [if any]; (ii) building, zoning and subdivision laws and regulations;
               (iii) the lien of real estate taxes in 1996 and subsequent years; and (iv) Permitted Encumbrances.

          (d) Policy of Title Insurance. At the Closing, the Title Company shall issue to Buyer, at Buyer's cost, an ALTA extended coverage Owner's Policy of Title Insurance (the "Title Policy"), in an amount not less than the Purchase Price, insuring Buyer's title to the Property in fee simple absolute, subject only to the Permitted Exceptions and to Sellers, at Sellers' cost, two ALTA Lender's Policies of Title Insurance (the Lender's Policies"), in the amount of the promissory notes respectively, insuring Sellers' first lien deeds of trust as provided in Section 3 of this Agreement.

     6. SELLER'S REPRESENTATIONS AND WARRANTIES. Except as set forth on the Disclosure Schedule attached hereto, Sellers represent and warrant to Buyer and NLC as follows:

          (a) Authority. This Agreement has been duly executed and delivered; all of Sellers' Closing Documents to be signed by Sellers will have been duly executed and delivered at Closing; such execution, delivery and performance by Sellers does not conflict with or result in a violation of any judgment, order, or decree of any court or arbiter to which Sellers are a party or by which they are bound; this Agreement and those of Sellers' Closing Documents to be signed by Sellers will contain the valid and binding obligations of Sellers, and be enforceable in accordance with their terms.

          (b) Title to Property. Sellers own the Property in fee simple absolute, free and clear of all defects, liens or encumbrances except Permitted Encumbrances.

          (c) Leases. As of the Effective Date and the Closing Date, the Property is not, and will not be, subject to any lease or occupancy agreement.

          (d) Assessments. Sellers have received no notice of actual or threatened special assessments or reassessments of the Property.

          (e) Environmental Laws. Sellers have no actual knowledge that any toxic or hazardous substances or wastes, pollutants or contaminants (including, without limitation, asbestos, urea formaldehyde, the group of organic compounds known as polychlorinated biphenyls, petroleum products including gasoline, fuel oil, crude oil and various constituents of such products, and any hazardous substance as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), 42 U.S.C. Section 9601-9657, as amended) have been generated, treated, stored, released or disposed of, or otherwise placed, deposited in or located on the Property, nor do Sellers have any actual knowledge of any activity having been undertaken on the Property that would cause or contribute to (i) the Property becoming a treatment, storage or disposal facility within the meaning of, or otherwise bring the Property within the ambit of, the Resource Conservation and Recovery Act of 1976 ("RCRA"), 42 U.S.C. Section 6901 et seq., or any similar state law or local ordinance, (ii) a release or threatened release of toxic or hazardous wastes or substances, pollutants or contaminants from the Property within the ambit of CERCLA or any similar state law or local ordinance, or (iii) the discharge of pollutants or effluents into any water source or system, the dredging or filling of any waters or the discharge into the air of any emissions, that would require a permit under the Federal Water Act, 33 U.S.C. Section 1251 et seq., or the Clean Air Act, 42 U.S.C. Section 7401 et seq., or any similar state law or local ordinance. Sellers have no actual knowledge of any substances or conditions in or on the Property that may support a claim or cause of action under RCRA, CERCLA or any other federal, state or local environmental statutes, regulations, ordinances or other environmental regulatory requirements. Sellers have no actual knowledge of any above ground or under ground tanks that have been located under, in or about the Property which have been subsequently removed or filled. To the extent storage tanks exist on or under the Property, such storage tanks have been duly registered with all appropriate regulatory and governmental bodies and are, to the best of Sellers' knowledge, otherwise in compliance with applicable Federal, state and local statutes, regulations, ordinances and other regulatory requirements.

          (f) Rights of Others to Purchase Property. Sellers have not entered into any other contracts for the sale of the Property, nor are there any rights of first refusal or options to purchase the Property or any other rights of others that might prevent the consummation of this Agreement.

          (g) Sellers' Defaults. To Seller's actual knowledge, Sellers are not in default concerning any of their obligations or liabilities regarding the Property.

          (h) FIRPTA. Sellers are not "foreign persons", a "foreign partnership", "foreign trust" or "foreign estate" as those terms are defined in Section 1445 of the Internal Revenue Code.

          (i) Proceedings. There are no claims, actions, suits, proceedings or investigations pending or, to Sellers' knowledge, threatened by any governmental department or agency, or any corporation, partnership, entity or person, which in any manner or to any extent may affect (i) the Property, (ii) Sellers' right, title and interest in and to any part or all of the Property, or (iii) Sellers' ability to vest in Buyer a fee simple ownership interest in the Property free and clear of any and all liens, claims, encumbrances and rights of redemption.

          (j) Area. The Property contains approximately one-half (.5) acres.

          (k) Notices. Sellers have received no notice of, nor have actual knowledge that there exists

                    (1) any violation of any law, ordinance or other governmental requirement affecting the Property;

                    (2)  any condemnation proceedings affecting the Property;

                    (3) any claim for which a mechanic's lien may be filed against the Property; or

                    (4) any right claimed by a third party in the Property adverse to Sellers' interest therein.

          (l)  Subscription for Shares.

               (i) Sellers have been given access to all information they have requested regarding NLC (including the opportunity to meet with

                    NLC's officers and review such other documents as Sellers may have requested in writing).

              (ii) Sellers are experienced and knowledgeable in financial and business matters, capable of evaluating the merits and risks of investing in the Shares, and do not need or desire the assistance of a knowledgeable representative to aid in the evaluation of such risks.

              (iii) Sellers understand that an investment in the Shares is highly speculative and involves a high degree of risk. Sellers believe the investment is suitable for Sellers based on Sellers' investment objectives and financial needs. Sellers can bear the economic risk of an investment in the Shares for an indefinite period of time and can afford a complete loss of such investment.

              (iv) Sellers understand that there will be no market for the Shares, that there are significant restrictions on the transferability of the Shares, and that for these and other reasons, Sellers may not be able to liquidate an investment in the Shares for an indefinite period.

              (v) Sellers represent and warrant that Sellers are acquiring the Shares for Sellers' own account, for long-term investment and without the intention of reselling or redistributing the Shares. Sellers have made no arrangement or agreement with others regarding any of the Shares, and Sellers' financial condition is such that it is not likely that it will be necessary for Sellers to dispose of any of the Shares in the foreseeable future.

              (vi) Sellers understand that the Shares have not been registered under the Securities Act of 1933, as amended, (the "1933 Act"), or applicable state securities laws, and are being offered and sold pursuant to exemptions from registration under the 1933 Act and applicable state securities laws. Sellers understand that NLC's reliance on such exemptions is predicated in part on Sellers' representations and warranties contained herein.

              (vii) Sellers understand that the Shares may not be sold
                    by Sellers except pursuant to an effective registration statement under the 1933 Act and applicable state securities laws, or an opinion of counsel that such registration is not required. Sellers understand that NLC does not have any obligation to file a registration statement covering securities of NLC, including the Shares.


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


            (viii) Sellers understand that any transfer of the Shares by Sellers will be further restricted by a legend placed on the certificate(s) representing the Shares containing substantially the following language:

                    "The securities represented by this certificate have not been registered under the Securities Act of 1933 or applicable state securities laws. No transfer of such shares or any interest therein may be made except pursuant to registration under said laws unless the Company has received an opinion of counsel acceptable to the Company stating that such transfer does not require registration under said laws."

Sellers will indemnify Buyer and NLC, their successors and assigns, against, and will hold Buyer and NLC, their successors and assigns, harmless from any expenses or damages (including reasonable attorneys' fees) that Buyer and/or NLC incurs because of the breach of any of the above representations and warranties, whether such breach is discovered before or after Closing, and all expenses and attorneys' fees incurred by Buyer and/or NLC in enforcing its right to indemnification. Each of the representations and warranties herein contained shall survive the Closing and consummation of this Agreement by Buyer and NLC. Buyer's or NLC's knowledge of any such breach by Sellers will not constitute a waiver or release by Buyer or NLC of any claims due to such breach.

     7. CONDITION OF PROPERTY. Except as expressly otherwise set forth in this Agreement, the Property is contracted for and shall be sold in a strictly "as is" condition. Except as may be set forth in writing in this Agreement, the Sellers and their agents have not made and do not make any representations, warranties or guarantees as to the physical or legal condition of the Property, its suitability for Buyer's desired or intended uses, or any other matter.
Buyer is not relying upon any statement, warranties, guarantees, or representations, express or implied, made by the Sellers or their agents not embodied herein. Buyer hereby expressly acknowledges that no representations, warranties or guarantees outside of the Agreement have been made to it. All matters concerning the Property shall be independently invested and verified by Buyer, and Buyer acknowledges that Buyer's purchase of the Property is based upon its own investigations, inspections, examinations and opinions.

     8. BUYER'S AND NLC'S REPRESENTATIONS AND WARRANTIES. Buyer and NLC represent and warrant to Sellers as follows:

          (a) Corporate Organization. Buyer is a corporation duly organized, validly existing and in good standing under the law of the State of Minnesota. Accurate and complete copies of the articles of incorporation and by-laws of Buyer have heretofore been delivered to the Seller. NLC is a corporation duly organized, validly existing and in good standing under the law of the State of Minnesota. Accurate and complete copies of the articles of incorporation and by-laws of NLC have heretofore been delivered to the Seller.

          (b) Financial Statements. True, correct and complete copies of the unaudited financial statements of NLC as of and for the year ended December 31, 1994, the audited financial statements by NLC as of and for the year ended December 31, 1993, and of the unaudited financial statements of NLC as of and for the eight month period ending August 31, 1995 (together, the "Financial Statements") have been furnished to Seller. The Financial Statements fairly present the financial position of NLC as of that date and the results of operations for the period then ended, and have been prepared in accordance with generally accepted accounting principles, consistently applied, and in a manner substantially consistent with prior financial statements of NLC. Except as contemplated by or permitted under this Agreement, there are no adjustments that would be required on review of the Financial Statements that would, individually or in the aggregate, have a material negative effect upon NLC's reported financial condition.

          (c) Ordinary Course of Business. Since August 31, 1995, NLC has not incurred or become subject to, or agreed to incur or become subject to, any obligation or liability, absolute or contingent, except current liabilities incurred, and obligations under contracts entered into, in the ordinary course of business, the performance of which will not, individually or in the aggregate, have a material adverse effect on the financial condition or results of operations of its business.

          (d) No Undisclosed Liabilities. NLC does not have any material liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including any liability for taxes), except for such as have been disclosed to Seller.

          (e) Returns and Audits. All required federal, state and local tax returns or appropriate extension requests of NLC have been filed, and all federal, state and local taxes required to be paid with respect to such returns have been paid or due provision for the payment thereof has been made. NLC is not delinquent in the payment of any such tax or in the payment of any assessment or governmental charge. NLC has not received notice of any tax deficiency proposed or assessed against it, and has not executed any waiver of any statute of limitations on the assessment or collection of any tax. Except as disclosed to Seller, NLC's tax returns have not been audited by governmental authorities in a manner to bring such audits to the NLC's attention. NLC does not have any tax liabilities, except those incurred in the ordinary course of business since December 31, 1994.

          (f) Litigation. There are no legal or governmental proceedings pending or threatened to which NLC is or may be party which (i) if determined adversely would have a material adverse effect upon the business, financial condition or operations of NLC, or (ii) which question the validity or enforceability of this Agreement.

          (g) Capitalization. The authorized capital stock of the NLC consists of an aggregate of 25,000,000 shares of common stock, of which $5,413,245 are authorized, issued and outstanding and 5,000,000 shares of Preferred Stock, of which 300,000 shares have been designated as Series A Convertible Preferred Stock (the "Series A Preferred Stock"), of which 266,250 are authorized, issued and outstanding and of which 346,444 shares have been designated as Series B Redeemable Convertible Preferred Stock, of which 346,444 shares are authorized, issued and outstanding (the "Series B Preferred Stock" and collectively with the Series A Preferred Stock, the "Preferred Stock"). The Preferred Stock terms have been provided to the Sellers. Except as indicated on Annex A, there are no outstanding securities of the NLC which are convertible into or exchangeable for any shares of capital stock of the NLC or containing any capital appreciation or profit participation features, there are no outstanding subscriptions, options, warrants, contracts, calls, commitments or any purchase rights of any nature or character (including preemptive rights) relating to NLC's capital stock or any other securities of NLC and there is no stock appreciation rights or phantom stock plan.

          (h) Binding Obligation. All proceedings required by law, by the articles and by-laws of Buyer, or by the provisions of this Agreement to be taken by Buyer in connection with this Agreement and the transactions contemplated hereby have been duly and validly taken. This Agreement constitutes the legal, valid and binding obligation of Buyer in accordance with the terms hereof. All proceedings required by law, by the articles and by-laws of NLC, or by the provisions of this Agreement to be taken by NLC in connection with this Agreement and the transactions contemplated hereby have been duly and validly taken. This Agreement constitutes the legal, valid and binding obligation of NLC in accordance with the terms hereof.

          (i) Corporate Power. Buyer has the requisite power and authority (corporate or otherwise) to own and operate its properties, to carry on its business as now being conducted, to execute and deliver this Agreement and to consummate the transactions contemplated hereby. NLC has the requisite power and authority (corporate or otherwise) to own and operate its properties, to carry on its business as now being conducted, to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

          (j) Authorization for NLC's Common Stock. NLC has taken all necessary action to permit it to issue the number of Shares required to be issued pursuant to this Agreement. The Shares required to be issued pursuant hereto will, when issued, be validly issued, fully paid and nonassessable and no shareholder of NLC will have any preemptive right of subscriptions or purchase in respect thereof.

Buyer and NLC will indemnify Sellers, their successors and assigns, against, and will hold Sellers, their successors and assigns, harmless from any expenses or damages (including reasonable attorneys' fees) that Sellers incur because of the breach of any of the above representations and warranties, whether such breach is discovered before or after Closing, and all expenses and attorneys' fees incurred by Sellers in enforcing its right to indemnification. Each of the representations and warranties herein contained shall survive the Closing and consummation of this Agreement by Sellers. Sellers' knowledge of any such breach by Buyer and/or NLC will not constitute a waiver or release by Sellers of any claims due to such breach.

     9. CONDITIONS TO BUYER'S OBLIGATIONS. Buyer's obligation to close on the purchase of the Property under this Agreement is contingent upon the occurrence of each of the following as soon as possible, no later than October 30, 1995:

          (a) Buyer shall have reviewed and approved the condition of title to the Property;

          (b) Buyer shall have reviewed and approved the Property's suitability for operating a casino, hotel and/or parking lot, including an investigation of the soils for the intended use, compliance with applicable municipal zoning ordinances and approval of any architectural control committee as required in any covenants, conditions and restrictions of record.

          (c) Buyer shall have conducted and approved an environmental review of the Property; and

          (d) Buyer shall have received, or satisfied itself that it will receive, all the necessary licenses, permits and other authorizations required to construct own and operate a casino, hotel and/or parking lot on the Property (other than gaming license approvals).

Any and all of the foregoing conditions are for the sole benefit of Buyer and may be waived, in writing, by Buyer. In the event Buyer desires to terminate this Agreement by reason of the failure of the foregoing conditions, it shall do so by delivering written notice thereof to Sellers with a Quit Claim Deed to the Property duly executed by Buyer, on or before October 31, 1995. If the notice is timely received, this Agreement shall be null and void and $75,000 of the Earnest Money, and any and all interest earned on the Earnest Money, shall be returned to Buyer, and $25,000 of the Earnest Money shall be delivered to Sellers.

     10. RIGHT OF ENTRY. Sellers shall allow Buyer, and Buyer's agents, access to the Property without charge and at all reasonable times for the purpose of Buyer's investigation of the same and the physical condition thereof, including, without limitation, topographic and soil conditions, test pits, soil borings, market and engineering studies, feasibility studies, environmental investigations and such other tests, studies or investigation with respect to the Property desired by Buyer. Buyer shall immediately repair any damage to the Property caused by such inspections and studies and shall indemnify and defend Sellers against and hold Sellers harmless from any loss, cost, damage or expense, including without limitation, reasonable attorneys' fees, arising from or in connection with Buyer's entry upon the Property for the foregoing inspection, testing and related purposes. Buyer and NLC agree to use its best efforts not to damage the Property, to pay for all work performed at the Property and to prevent any mechanics' liens from attaching to the Property.

     11. COOPERATION. Sellers shall, without cost or liability and without charge to Buyer, reasonably cooperate in Buyer's attempts to obtain all governmental approvals necessary in Buyer's judgment in order to make use of the Property for Buyer's purposes. Sellers shall further execute such documents as may be required by governmental bodies to accomplish the foregoing.

     12. CLOSING. The closing of the purchase and sale contemplated by this Agreement (the "Closing") shall occur as soon as possible after all conditions have been fulfilled or October 31, 1995, which ever is earlier. Any reference herein to the "Closing Date" shall mean the actual date of Closing as described in this Section. The Closing shall take place at such place as may be mutually agreed upon by the parties hereto. Sellers agree to deliver possession of the Property to Buyer on the Closing Date.

     13. SELLER'S CLOSING DOCUMENTS. On the Closing Date, Sellers shall execute and/or deliver to Buyer the following (collectively, the "Sellers' Closing Documents"):

          (a) Deed. A statutory warranty deed, in form satisfactory to Buyer, conveying the Property to Buyer subject only to Permitted Exceptions.

          (b) Title Policy. The Title Policy, or a suitably marked up Commitment for the Title Policy signed by the Title Company in form satisfactory to Buyer.

          (c) Sellers' Affidavit. An Affidavit of Title duly executed by Sellers indicating that on the Closing Date there are no outstanding unsatisfied judgments, tax liens or bankruptcies against or involving Sellers or the Property; that there has been no skill, labor or material furnished to the Property for which payment has not been made or for which mechanics' liens could be filed; and that there are no other unrecorded interests in the Property, together with whatever standard owner's affidavit and/or indemnity (ALTA Form) which may be required by the Title Company to issue the Title Policy required by this Agreement.

          (d) FIRPTA Affidavit. A non-foreign affidavit, properly executed and in recordable form, containing such information as is required by IRC Section 1445(b)(2) and its regulations.

          (e) IRS Reporting Form. The appropriate Federal Income Tax reporting form, if any if required.

          (f) Bill of Sale. A warranty Bill of Sale conveying any and all personal property located in the Homestead House, except that described on Schedule 1, to Buyer subject only to Permitted Exceptions.

          (g) Other Documents. All other documents reasonably necessary to transfer the Property to Buyer free and clear of all encumbrances except the Permitted Exceptions.

     14. BUYER'S CLOSING DOCUMENTS. On the Closing Date, Buyer will execute and/or deliver to Sellers the following (collectively, the "Buyer's Closing Documents"):

          (a) Purchase Price. The Purchase Price as provided in paragraph 3 above, including the promissory notes and deeds of trust and NLC Shares.

          (b) Title Documents. Such documents as may be reasonably required by the Title Company to record the Sellers' Closing Documents and issue the Title Policy required by this Agreement.

          (c)  Buyer's Affidavit.  An Affidavit of Title duly executed by
               Buyer and NLC indicating that there has been no skill, labor or material furnished to the Property for which payment has not been made or for which mechanics' liens could be filed.

          (d) Lender's Policies. The Lender's Policies, or a suitably marked up Commitment for the Lender's Policies signed by the Title Company in form satisfactory to Sellers.

     15. CLOSING COSTS AND PRORATIONS. Real estate taxes payable in 1995 and prior years shall be paid by Sellers. Sellers shall pay or cause to be paid all pending or levied assessments; real property or personal property transfer taxes and the premium for the Lender's Policies. Buyer shall pay any sales/use tax due as the result of the sale of personal property, recording fees, the premium for the Title Policy and all costs associated with Buyer's financing. Buyer and Sellers shall each pay one-half of the Title Company's closing fee.

     16. CONDEMNATION. If, prior to the Closing Date, eminent domain proceedings are commenced against all or any part of the Property, Sellers shall immediately give Buyer written notice of such fact and Buyer shall have the right (to be exercised within 30 days after receipt of Sellers' notice) to terminate this Agreement. If this Agreement is so terminated, neither party will have further obligations under this Agreement and $75,000 of the Earnest Money, and all accrued interest, shall be returned to Buyer, and $25,000 of the Earnest Money shall be paid to Sellers. If Buyer does not so terminate this Agreement, the Purchase Price shall be reduced by any condemnation awards paid to Sellers prior to Closing and Sellers shall, at Closing, assign to Buyer all of Sellers' right, title and interest in and to any award made or to be made in the condemnation proceedings. Prior to the Closing Date, Sellers shall not designate counsel, appear in, or otherwise act with respect to the condemnation proceedings without Buyer's prior written consent.

     17. DEFAULT REMEDIES. If Buyer defaults under this Agreement, Sellers shall have the right to terminate this Agreement by giving written notice to Buyer. If Buyer fails to cure such default within the time period specified by law or thirty (30) days, whichever is earlier, this Agreement will terminate. Upon such termination the Escrow Agent will deliver the Earnest Money to Sellers and Sellers shall retain the same as liquidated damages, time being of the essence of this Agreement. The termination of this Agreement and retention of such sums by Sellers will be the sole remedy available to Sellers for such default by Buyer, and Buyer will not be liable for damages or specific performance. If Sellers default under this Agreement and fail to cure such default within the time period specified by law or thirty (30) days, whichever is earlier, Escrow Agent will return the Earnest Money to Buyer and Buyer shall have the right to seek and recover damages from Sellers for nonperformance or specific performance of this Agreement. Except in the event of Sellers' default under this Agreement (which shall include termination of this Agreement by Buyer pursuant to Section 5(b)(ii)), Twenty-Five Thousand Dollars ($25,000.00) of the Earnest Money shall be nonrefundable to Buyer.

     18. BROKER'S COMMISSION. Sellers and Buyer represent and warrant to each other that they have dealt with no brokers, finders or the like in connection with this transaction. Sellers and Buyer agree to indemnify and hold each other harmless against all claims, damages, costs or expenses of or for any such brokerage fees or commissions resulting from their actions or agreements regarding the execution or performance of this Agreement, and to pay all costs of defending any action or lawsuit brought to recover any such fees or commissions incurred by the Buyer or Sellers (including reasonable attorneys' fees) or in enforcing such right to indemnification.

     19. MUTUAL INDEMNIFICATION. Sellers and Buyer agree to indemnify each other against, and hold each other harmless from, all liabilities (including reasonable attorneys' fees in defending against claims or in enforcing such right to indemnification) arising out of the ownership, operation or maintenance of the Property for their respective periods of ownership. Such rights to indemnification will not arise to the extent that (a) the party seeking indemnification actually receives insurance proceeds or other cash payments directly attributable to the liability in question (net of cost of collection, including reasonable attorneys' fees), or (b) the claim for indemnification arises out of the act or neglect of the party seeking indemnification. If and to the extent that the indemnified party has insurance coverage, or the right to make claim against any third party for any amount to be indemnified against as set forth above, the indemnified party will, upon full performance by the indemnifying party of its indemnification obligations, assign such rights to the indemnifying party or, if such rights are not assignable, the indemnified party will diligently pursue such rights by appropriate legal action or proceeding and assign the recovery and/or right of recovery to the indemnifying party to the extent of the indemnification payment made by such party.

     20. ASSIGNMENT. Buyer shall have the right to assign its rights hereunder to a wholly owned entity.

     21. MEMORANDUM OF PURCHASE AGREEMENT. Simultaneously with the execution of this Purchase Agreement, the parties hereto are executing that certain Memorandum of Purchase Agreement in a form reasonably satisfactory to the parties, which Memorandum of Purchase Agreement may be recorded by Buyer, at Buyer's expense, against the Property. Buyer agrees, however, not to record this Purchase Agreement. If Buyer does not close on the purchase of the Property, Buyer agrees to execute and deliver to Sellers a Quit Claim Deed for the Property.

     22. SURVIVAL. All of the terms of this Agreement will survive and be enforceable after the Closing and will not merge into the warranty deed to be delivered by Sellers to Buyer.

     23. NOTICES. All notices required or permitted to be given hereunder shall be in writing and shall be deemed given upon (i) personal service, (ii) three (3) business days following deposit in the United States first class mail, postage prepaid, and addressed as set forth below, or (iii) facsimile transmission (confirmation received) at the facsimile numbers listed below.
Said addresses and numbers may be changed by written notice.


If to Sellers:        Harold M. Hern and Leote M. Hern
                      353 Myers Avenue
                      Cripple Creek, CO 80813

With copy to:         Steven T. Monson
                      Felt, Houghton & Monson, LLC
                      319 North Weber Street
                      Colorado Springs, CO 80903
                      Fax No. (719) 471-1234

                      Victor Heyliger
                      353 Myers Avenue
                      Cripple Creek, CO 8081

If to Buyer:          National Gaming Companies, Inc.
                      9855 West 78th Street, Suite 220
                      Eden Prairie, Minnesota 55344
                      Attention: Bob Swenson
                      Fax No. 612-943-5666

If to NLC:            National Lodging Companies, Inc.
                      9855 West 78th Street
                      Suite 220
                      Eden Prairie, Minnesota 55344
                      Attention: Bob Swenson
                      Fax No. 612-943-5666

With a copy to:       Douglas T. Holod, Esq.
                      Maslon Edelman Borman & Brand
                      a Professional Limited Liability Partnership
                      3300 Norwest Center
                      Minneapolis, Minnesota 55402
                      Fax No. 612-672-8397

If to Escrow Agent:   Keenan & Katkov
                      150 South Fifth Street
                      Suite 1720
                      Minneapolis, Minnesota 55402

                      Henson & Efron
                      400 Second Avenue South
                      1200 Title Insurance Building
                      Minneapolis, Minnesota 55401
                      Fax No. (612) 339-6364

If to Title Company:  Pikes Peak Title Service, Inc.
                      P.O. Box 6040
                      750 E. Hwy.. 24
                      Woodland Park, Colorado 80866
                      Attention: Shirley Barnes
                      Fax No. (719) 687-3837

     24. CAPTIONS. The paragraph headings or captions appearing in this Agreement have been inserted for convenience only, are not part of this Agreement and are not to be considered in interpreting this Agreement.

     25. ENTIRE AGREEMENT: MODIFICATION. This written Agreement together with the Exhibits attached hereto constitutes the complete agreement between the parties and supersedes any prior or contemporaneous oral or written agreements between the parties regarding the Property. There are no verbal agreements that change this Agreement and no waiver of any of its terms will be effective unless in a writing executed by the parties.

     26. BINDING EFFECT. This Agreement binds and benefits the parties and their successors and assigns.

     27. CONTROLLING LAW. This Agreement has been made under the laws of the State of Colorado, and such laws will control its interpretation.

     28. SECTION 1031 EXCHANGE. Buyer understands that Sellers may elect to have the sale of the Property treated as the relinquished property under an I.R.C. Section 1031 tax deferred exchange. Buyer agrees to reasonably cooperate with and assist Sellers in their efforts to accomplish the I.R.C.
Section 1031 tax deferred exchange, provided, however, Buyer shall in no event be caused to incur any extra expense or liability in connection with such exchange, unless adequately reimbursed or indemnified by Sellers. Except for its obligations of this paragraph, Buyer shall have no responsibility or liability to Sellers or any other party as a result of any failure by Sellers to achieve their intended or desired tax results of this transaction.

     29. OWNERSHIP INTERESTS. The Property consists of seven lots, being Lots 35 through 40 of Block 22, Fremont (now Cripple Creek). Lots 34, 35 and 36 are owned by Harold M. Hern and Leote M. Hern, and Lots 37 through 40 are owned one-third (1/3rd) each by Harold M. Hern, Leote M. Hern and Victor Heyliger. The Sellers' respective interests shall be designated in the Promissory Note, unless agreed otherwise by Sellers.

     IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as of the day and year first above written.

                                     SELLERS


                                     /s/ Harold M. Hern
                                     -----------------------------
                                     HAROLD M. HERN


                                     /s/ Leote M. Hern
                                     -----------------------------
                                     LEOTE M. HERN


                                     /s/ Victor Heyliger
                                     -----------------------------
                                     VICTOR HEYLIGER


                                     BUYER

                                     NATIONAL GAMING COMPANIES, INC., a
                                     Minnesota corporation


                                     By: /s/ R.J. Swenson
                                     -----------------------------
                                     Its: President

                                     NLC

                                     NATIONAL LODGING COMPANIES, INC., a
                                     Minnesota corporation


                                     By: /s/ Terrance P. DeRoche
                                     -----------------------------
                                     Its: President

STATE OF COLORADO  )
                   )ss.
COUNTY OF EL PASO  )

     The foregoing instrument was executed and acknowledged before me this 31st day of October, 1995, by Harold M. Hern and Leote M. Hern, husband and wife.


                                     /s/ Katheryn Porter Smith
                                     --------------------------------
                                     Notary Public


STATE OF COLORADO  )
                   )ss.
COUNTY OF EL PASO  )


     The foregoing instrument was executed and acknowledged before me this 31st day of October, 1995, by Victor Heyliger, a single person.


                                     /s/ Katheryn Porter Smith
                                     --------------------------------
                                     Notary Public


STATE OF MINNESOTA  )
                    )ss.
COUNTY OF HENNEPIN  )


     The foregoing instrument was executed and acknowledged before me this 31st day of October, 1995, by R.J. Swenson, the President of NATIONAL GAMING COMPANIES, INC., a Minnesota corporation, on behalf of the corporation.


                                     /s/ Lorrie Lee Salzl
                                     --------------------------------
                                     Notary Public

STATE OF MINNESOTA  )
                    )ss.
COUNTY OF HENNEPIN  )


     The foregoing instrument was executed and acknowledged before me this 31st day of October, 1995, by Terrance P. DeRoche, the President of NATIONAL LODGING COMPANIES, INC., a Minnesota corporation, on behalf of the corporation.


                                             /s/ Lorrie Lee Salzl
                                             -------------------------------
                                             Notary Public


This Instrument Was Drafted By:
Maslon Edelman Borman & Brand
a Professional Limited Liability Partnership
3300 Norwest Center
Minneapolis, Minnesota 55402
33726-5

                                  EXHIBIT A

                  TO THAT CERTAIN PURCHASE AGREEMENT BETWEEN
       HAROLD M. HERN,  LEOTE M. HERN AND VICTOR HEYLIGER, AS SELLERS,
                  NATIONAL GAMING COMPANIES, INC., AS BUYER
                                     AND
                       NATIONAL LODGING COMPANIES, INC.


                               ESCROW AGREEMENT

                                  EXHIBIT B

                  TO THAT CERTAIN PURCHASE AGREEMENT BETWEEN
       HAROLD M. HERN,  LEOTE M. HERN AND VICTOR HEYLIGER, AS SELLERS,
                  NATIONAL GAMING COMPANIES, INC., AS BUYER
                                     AND
                       NATIONAL LODGING COMPANIES, INC.


                               MITHUN PROPERTY

Legal Description:  Lots 28, 29, and 30, Block 22, Fremont (Now Cripple Creek),
                    Teller
                    (Formerly El Paso) County;
Property Owner:     Lewis M. Mithun

Property Identification Number: District 40, 05.134-16-14

                                  EXHIBIT C
                  TO THAT CERTAIN PURCHASE AGREEMENT BETWEEN
       HAROLD M. HERN, LEOTE M. HERN, AND VICTOR HEYLIGER, AS SELLERS,
                  NATIONAL GAMING COMPANIES, INC., AS BUYER
                                     AND
                       NATIONAL LODGING COMPANIES, INC.


                             SURVEY CERTIFICATION

     I hereby certify to National Gaming Companies, Inc., a Minnesota corporation, and Ticor Title Insurance Company that on the ____ day of _______________, 1995, I surveyed the following described Property:

     Lots 34, 35, 36, 37, 38, 39, and 40, Block 22, Fremont (Now Cripple Creek), Teller (Formerly El Paso) County, Colorado

and that:

     (a) This survey made was on the ground as per the field notes shown on this survey and correctly shows (i) the legal description of the Property, (ii) the boundaries and areas of the Property and the size, location and type of any foundation, buildings and improvements thereon and the distance therefrom to the nearest facing exterior boundary lines of the Property, the area of the Property to the nearest one 1,000th of an acre and the area of the Property to the nearest one 1,000th of an acre net of any roadway easements or rights-of-way, (iii) the location of all rights-of-way, easements, servitudes and any other matters of record (or which are discernable, whether or not of record) affecting or benefiting the Property, (iv) the location of any parking areas on the Property showing the number of parking spaces provided thereby,
(v) all abutting dedicated public streets providing access to the Property, together with the width and name thereof and any limitation of access, (vi) the location of storm sewers, sanitary sewers and water lines located upon the Property and service lines thereof from their respective main lines, (vii) whether or not the Property is located in an area designated by any agency of the United States of America as being subject to flood hazards or flood risks, and (viii) all other significant items on the Property.

     (b) There are no apparent (i) encroachments upon the Property, (ii) encroachments on any adjacent property, streets or alleys by any improvements on the Property, (iii) party walls, and (iv) conflicts or protrusions except as follows (if none, so state):

     (c) Adequate ingress to and egress from the Property as provided by (name of streets), the same being paved, dedicated public right(s)-of-way maintained by (name of maintaining authority).


     (d) All required building setback lines on the Property are located as shown herein (or stating that there are none affecting the Property).

     (e) This survey shows all matters reflected on the Commitment for Title Insurance dated _________________, 1995, issued by _____________________ and bearing the Commitment No. ________________.

     (f) This survey is made in accordance with the "Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys" jointly established and as adopted by the American Land Title Association and American Congress on Surveying and Mapping in 1992 and that meets the accuracy requirements of a Class A Urban survey as defined therein.


                                          ______________________________
                                          (Signature of Surveyor)

                                   EXHIBIT D
                   TO THAT CERTAIN PURCHASE AGREEMENT BETWEEN
        HAROLD M. HERN, LEOTE M. HERN, AND VICTOR HEYLIGER, AS SELLERS,
                   NATIONAL GAMING COMPANIES, INC., AS BUYER
                                      AND
                        NATIONAL LODGING COMPANIES, INC.


                        MEMORANDUM OF PURCHASE AGREEMENT


     This Memorandum of Purchase Agreement has been executed as of the 31st day of October, 1995 between HAROLD HER AND LEOTE HER, husband and wife and VICTOR HEYLIGER, a single person, (hereinafter referred to as "Sellers") . NATIONAL GAMING COMPANIES, INC., a Minnesota corporation ("Buyer") and NATIONAL LODGING COMPANIES, INC., a Minnesota corporation ("NLC").

                              W I T N E S S E T H:

     WHEREAS, Sellers, Buyer and NLC have executed that certain Purchase Agreement dated October 31, 1995 (the "Purchase Agreement") with respect to certain real property located in CRIPPLE CREEK, TELLER COUNTY, COLORADO, which is legally described as follows (the "Property"):

      Lots 34, 35, 36, 37, 38, 39, and 40, Block 22, Fremont (Now Cripple Creek), Teller (Formerly El Paso) County, Colorado;

     WHEREAS, Buyer desires to place this Memorandum of Purchase Agreement of record in order to memorialize its rights to purchase the Property;

     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree and acknowledge as follows:

     1. Buyer has certain rights to purchase the Property that are described in the Purchase Agreement.

     2. If Buyer does not exercise its rights to purchase the Property, the termination of the Purchase Agreement and Buyer's rights to purchase the Property will be evidenced by a Quit Claim Deed which will be executed by Buyer and placed of record against the Property.

     IN WITNESS WHEREOF, the parties hereto have executed this instrument as of the date and year first above written.

                                         SELLERS


                                         __________________________________
                                         HAROLD M. HERN


                                         __________________________________
                                         LEOTE M. HERN


                                         __________________________________
                                         VICTOR HEYLIGER


                                         BUYER

                                         NATIONAL GAMING COMPANIES, INC., a
                                         Minnesota corporation


                                         By:
                                            -------------------------------
                                         Its:
                                             ------------------------------

                                         NLC

                                         NATIONAL LODGING COMPANIES, INC., a
                                         Minnesota corporation


                                         By:
                                            ------------------------------
                                         Its:
                                             -----------------------------

STATE OF ______________)
                       )ss.
COUNTY OF______________)

     The foregoing instrument was executed and acknowledged before me this ___ day of __________, 1995, by Harold M. Hern and Leote M. Hern, husband and wife.


                                 ________________________________________
                                 Notary Public

STATE OF ______________)
                       )ss.
COUNTY OF______________)

     The foregoing instrument was executed and acknowledged before me this ___ day of __________, 1995, by Victor Heyliger, a single person.


                                 ________________________________________
                                 Notary Public


STATE OF MINNESOTA  )
                    )ss.
COUNTY OF HENNEPIN  )


     The foregoing instrument was executed and acknowledged before me this ___ day of __________, 1995, by ________________________________, the
_________________ of NATIONAL GAMING COMPANIES, INC., a Minnesota corporation, on behalf of the corporation.


                                 _______________________________________
                                 Notary Public

STATE OF MINNESOTA  )
                    )ss.
COUNTY OF HENNEPIN  )


     The foregoing instrument was executed and acknowledged before me this ___ day of __________, 1995, by ________________________________, the
_________________ of NATIONAL LODGING COMPANIES, INC., a Minnesota corporation, on behalf of the corporation.


                                    _______________________________________
                                    Notary Public


This Instrument Was Drafted By:
Maslon Edelman Borman & Brand
a Professional Limited Liability Partnership
3300 Norwest Center
Minneapolis, Minnesota 55402

33726-5

                              DISCLOSURE SCHEDULE


     The following is a list of disclosures under paragraph 6 of the Contract:

     1. All matters disclosed by the October 12, 1995 Title Commitment from Ticor Title Insurance Company, issued by Pikes Peak Title Service, Inc., Commitment No. TLC27174A.

     2. The Property is currently subject to a verbal lease arrangement with the owner of the adjoining Jubilee Casino.

     3. The Sellers entered into an October 1994 Memorandum of Agreement with Ralf Hoehne, Lewis M. Mithun, Raymond O. Mithun, Sr., Raymond O. Mithun, Jr., 353 Myers Avenue Limited Partnership and Cripple Creek Corporation, which in part concerns the Property and the adjoining Jubilee Casino and other property owned by the parties, which agreement the Herns feel is no longer in force and effect, and which they anticipate to formally terminate on or before closing.

     4. Matters as disclosed by October         , 1995 survey.


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